Exhibit 99.1

Sustainable Internet of Things for Commercial Smart Spaces Smart Building, Occupancy & Sustainability Solutions Date: March 2023

© EnOcean 2023 | Sustainable IoT 2 About this Presentation This investor presentation (this “Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to the proposed business combination (the “Proposed Business Combination”) between Parabellum Acquisition Corp. (“Parabellum” or “SPAC”) and EnOcean GmbH (together with its subsidiaries, the “Company” or “EnOcean”) and for no other purpose. The information contained herein does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of the Company or the Proposed Business Combination, and none of Parabellum, the Company, B. Riley Securities, Inc. ("B. Riley") or their respective directors, officers, employees, agents, advisors or affiliates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation, which has not been verified and is subject to change at any time. Viewers of this Presentation should each make their own evaluation of the Company, the Proposed Business Combination and of the relevance and accuracy of the information and should make such other investigations as they deem necessary. To the fullest extent permitted by law, no responsibility or liability whatsoever is accepted by Parabellum, the Company, B. Riley, or their respective directors, officers, employees, agents, advisors or affiliates for any loss howsoever arising, directly or indirectly, from any use of this Presentation or such information or opinions contained herein or otherwise arising in connection herewith. EnOcean Holdings B.V., a private company with limited liability incorporated under the laws of the Netherlands (“Holdco”), has been formed to acquire both Parabellum and EnOcean, to facilitate the Proposed Business Combination. This Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of Parabellum, Holdco, the Company, or any of their respective affiliates, nor shall there be any sale, issuance or transfer of securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale would be unlawful. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision. Any offer to sell securities will be made either (a) pursuant to a definitive subscription agreement (a “Subscription Agreement”) for Holdco and will be made in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), for offers and sales of securities that do not involve a public offering, or (b) with respect to the Proposed Business Combination, by means of a proxy statement/prospectus of Holdco that complies with applicable rules and regulations promulgated under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Parabellum, Holdco, the Company and their respective affiliates reserve the right to withdraw or amend for any reason any offering and to reject any Subscription Agreement for any reason. Any public offering of securities shall be made only by means of a prospectus meeting the requirements of the Securities Act.

3 Forward-Looking Statements This Presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Parabellum’s or the Company’s/Holdco’s future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “seek,” “target,” “project,” “forecast,” “plan,” “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology or expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of future revenue and other financial and performance metrics, and projections of market opportunity and market share, as well as statements regarding the Proposed Business Combination and the expected timing of completion thereof. These forward-looking statements are (i) based on various assumptions, whether or not identified in this Presentation, and on the current expectations of management of the Company, (ii) not predictions of actual performance, (iii) provided for illustrative purposes only and (iv) not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability or any representation by any person that the forward-looking statements set forth in this Presentation or the results contemplated thereby will be achieved. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company/Holdco. These forward-looking statements are subject to a number of risks, uncertainties, and other factors, including, but not limited to, (a) changes in domestic and foreign business, market, financial, political, and legal conditions; (b) the inability of the parties to successfully or timely consummate the Proposed Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Business Combination or that the approval of stockholders is not obtained; (c) failure to realize the anticipated benefits of the Proposed Business Combination; (d) risks relating to the uncertainty of the projected financial information with respect to the Company; (e) reductions in discretionary consumer spending, including as a result of global and regional economic downturns; (f) risks related to the rollout of the Company’s/Holdco’s business and the timing of expected business milestones, and to relationships with customers, retailers and distributors, and the use of third-party manufacturers; (g) the effects of competition on the Company’s/Holdco’s future business; (h) disruption of the Company’s relationships with its customers, suppliers, business partners and others resulting from the announcement of the Proposed Business Combination; (i) the amount of redemption requests made by Parabellum’s public stockholders in connection with the Proposed Business Combination; (j) the ability of Parabellum or the combined company to issue equity or equity-linked securities in connection with the Proposed Business Combination or in the future; (k) that, if the Proposed Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of Parabellum’s securities or, following the consummation of the Proposed Business Combination, the combined company’s securities, may decline; (l) that the valuation ascribed to the combined company may not be indicative of the price that will prevail in the trading market following the consummation of the Proposed Business Combination; (m) that, if an active market for the combined company’s securities develops and continues, the trading price of the combined company’s securities following the Proposed Business Combination could be volatile and subject to wide fluctuations in response to various factors, which could contribute to the loss of all or part of your investment; (n) that the combined company may be required to take write-downs or write-offs, or be subject to restructuring, impairment or other charges that could have a significant negative effect on the combined company’s financial condition, results of operations and the price of its common stock, which could cause you to lose some or all of your investment; (o) that the combined company will incur significant transaction costs in connection with the Proposed Business Combination; (p) that legal proceedings in connection with the Proposed Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the Proposed Business Combination; (q) that following the consummation of the Proposed Business Combination, the combined company will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations; and (r) that the Proposed Business Combination or the post-combination company may be materially adversely affected by COVID-19. If any of these risks, uncertainties or other factors materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Parabellum nor Holdco nor the Company presently know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements contained in this Presentation. In addition, forward looking statements in this Presentation speak only as of the date of this Presentation. While Parabellum, Holdco and the Company may elect to update these forward-looking statements at some point in the future, Parabellum, Holdco and the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Parabellum’s, Holdco’s and the Company’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon these forward-looking statements. Information and opinions expressed in this Presentation were obtained from sources believed to be reliable and in good faith, and no representation or warranty, express or implied, is made as to the accuracy or completeness thereof. This Presentation contains preliminary information only, is subject to change at any time and is not, and should not be assumed to be, complete or constitute all the information necessary to adequately make an informed decision regarding your engagement with the Company, Holdco or Parabellum. © EnOcean 2023 | Sustainable IoT

4 Use of Projections This Presentation contains references to financial forecasts with respect to the Company’s projected financial results, including for the Company's fiscal year 2023. The Company's independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These projections should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. See the “Forward-Looking Statements” paragraph above. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the references to the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. There are numerous factors related to the markets in general or the implementation of any operational strategy that cannot be fully accounted for with respect to the projections herein. Any targets or estimates are therefore subject to a number of important risks, qualifications, limitations and exceptions that could materially and adversely affect Parabellum and the Company’s performance. Moreover, actual events are difficult to project and often depend upon factors that are beyond the control of Parabellum and the Company and its affiliates. “Adjusted EBITDA” means net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization expense, one-time expenses related to the Proposed Business Combination and stock-based compensation expense and is a financial measure not presented in accordance with US GAAP. It excludes items that are significant in understanding and assessing the Company’s financial results and the effect of the Proposed Business Combination. Therefore, management does not consider Adjusted EBITDA in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under German GAAP. However, the Company believes that Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by US GAAP to be recorded in the Company’s financial statements. Additionally, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management about which expense and income are excluded or included in determining this non-GAAP financial measure. © EnOcean 2023 | Sustainable IoT

5 Industry and Market Data In this Presentation, the Company relies on and refers to certain information and statistics obtained from third-party sources, which it believes to be reliable. The Company has not independently verified the accuracy or completeness of any such third-party information. You are cautioned not to give undue weight to such industry and market data. Participants in the Solicitation The Company, Holdco, Parabellum and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from Parabellum’s stockholders in connection with the Proposed Business Combination. You can find more information about Parabellum’s directors and executive officers in Parabellum’s final prospectus dated September 27, 2021, and filed with the SEC on September 29, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement/ prospectus when it becomes available. Stockholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents, once available, at the SEC’s website at www.sec.gov. Trademarks Parabellum and the Company own or have proprietary rights to various trademarks, service marks and trade names used in this Presentation that are important to their respective businesses, many of which are registered under applicable intellectual property laws. This Presentation also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not, imply a relationship with Parabellum or the Company, or an endorsement or sponsorship by or of Parabellum or the Company. Solely for convenience, trademarks, trade names and service marks referred to in this presentation may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that the Company or Parabellum or any third party, as applicable, will not assert, to the fullest extent permitted under applicable law, its rights or the right of the applicable licensor to these trademarks, trade names and service marks. Important Information for Investors and Stockholders In connection with the Proposed Business Combination, it is intended that Holdco will file with the SEC a registration statement on Form F-4, including a joint proxy statement / prospectus (the “Registration Statement”), which will include a preliminary proxy statement, and following review by the SEC, a definitive proxy statement to be distributed to the holders of Parabellum’s common stock in connection with Parabellum’s solicitation of proxies for the vote by Parabellum’s stockholders with respect to the Proposed Business Combination and other matters described in the Registration Statement, and a prospectus relating to the offer of the securities to be issued by Holdco in connection with the Proposed Business Combination. Parabellum’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement / prospectus and the amendments thereto and the proxy statement / prospectus and other documents filed with the SEC in connection with the Proposed Business Combination, as these materials will contain important information about the Company, Parabellum and the Proposed Business Combination. When available, the joint definitive proxy statement / prospectus and other relevant materials for the Proposed Business Combination will be mailed to stockholders of Parabellum as of a record date to be established for voting on the Proposed Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statement / prospectus, the definitive proxy statement / prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to the Company at Kolpingring 18a, 82041 Oberhaching, Germany or to Parabellum at 3811 Turtle Creek Blvd, Suite 2125, Dallas, TX 75219. Investment in any securities described herein has not been approved or disapproved by the SEC or any other regulatory authority nor has any authority passed upon or endorsed the merits of the Proposed Business Combination or the accuracy or adequacy of the information contained herein. Any representation to the contrary is a criminal offense. © EnOcean 2023 | Sustainable IoT

EnOcean
Self-powered IoT

Transaction Overview

EnOcean & Parabellum combine to accelerate penetration & adoption of EnOcean's Energy Harvesting Technology Platforms

EnOcean Management Team



Raoul Wijgergangs
CEO



Michael Denzer
Dir. of Finance, Interim CFO

Parabellum Acquisition Corp.



Narbeh Derhacobian
CEO, Executive Chairman



Ron Shelton
CFO, Director

Transaction Highlights [1]

Overview	Parabellum Acquisition Corp. (OTC: PRBM) is a special purpose acquisition company with ~$24.9M (~€23.6M)[2] cash held in trust that intends to enter into a business combination agreement with EnOcean GmbH ("**EnOcean**")
Valuation	Pro forma enterprise value for PRBM shareholders who agree to not redeem of ~$46.5M (~€44.0M) at effective investment price represents an attractive entry multiple relative to peer group metrics
Capital Structure	At closing, EnOcean currently expects to have at least $17.4M (€16.4M) in cash on its balance sheet to accelerate and fund future growth initiatives and for growth opportunities [3]

Notes:
1) All U.S. dollar amounts described herein reflect an EUR/USD exchange rate of 1.0581 as of March 9, 2023.
2) As of March 9, 2023
3) Pro forma cash includes net cash of EnOcean as of February 28, 2023.

© EnOcean 2023 | Sustainable IoT
6

EnOcean
Self-powered IoT

Parabellum Acquisition Corp. Overview

Parabellum Team Brings Significant Operational and Transactional Experience

PARA BELLUM

Management Team



Narbeh Derhacobian
CEO, Executive Chairman

- 25+ years experience in leading-edge technology companies
- President and CEO of Adesto Technologies (Nasdaq: IOTS)
- Multiple M&A transactions with public and private companies
- Significant operational experience in technology organizations serving Fortune 100 customers



Ron Shelton
CFO, Director

- 25+ years experience as a CFO in the tech sector for both public and private companies
- Public Company CFO Roles:
  - Adesto Technologies (Nasdaq: IOTS)
  - Navitas Semiconductor (Nasdaq: NVTS)
  - GigOptix (NYSE: GIG)
  - Alliance Semiconductor (Nasdaq: ALSC)
  - Cirrus Logic (Nasdaq: CRUS)
- Private Company CFO Roles:
  - Alien Technologies, EmpowerTel & Lara Networks

Track Record of Shareholder Value Creation

Adesto

2015: **$52M** IPO[1]

Operational Excellence →

3 Acquisitions that created significant stockholder value

2020: **$500M** Merger with Dialog[2]

Operational, Capital Markets and M&A Experience

- Significant relationship with investor community including long-term investors.
- Expertise in completing M&A transactions and achieving significant synergies.
- Experience raising capital in the equity and debt markets
- Significant business ecosystem network including customers, suppliers and strategic stakeholders.
- Established and credible relationships with leading industry analysts.

1. https://www.renaissancecapital.com/IPO-Center/News/36996/Adesto-Technologies-prices-IPO-at-$5.00-as-expected
2. https://www.globenewswire.com/news-release/2020/02/20/1987570/0/en/Dialog-Semiconductor-to-Acquire-Adesto-Technologies-Broadening-Presence-in-the-Industrial-Internet-of-Things-Market-IIoT.html

© EnOcean 2023 | Sustainable IoT
7

Transaction Summary[1]

EnOcean
Self-powered IoT

Transaction Overview

- Total enterprise value price of ~$46.5M (~€44.0)[2] based on proposed investment terms detailed on the next slide.
- Transaction targeting pro forma cash of ~$17.4M (~€16.4M)[3]
- Net cash proceeds to EnOcean balance sheet to accelerate and fund future growth initiatives as well as expansion opportunities.
- EnOcean existing shareholders and management are rolling 100% of their equity into the transaction.[3]
- PRBM Sponsor's common shares and EnOcean management's common shares also subject to lock-up restrictions.

Pro Forma Valuation ($M/€M, Except per share data)

Total shares outstanding[4]	18.1	18.1
Price per share	$3.54	€3.34
Equity value	**$63.9**	**€60.4**
Less: net cash[5]	($17.4)	(€16.4)
Total enterprise value	**$46.5**	**€44.0**

Sources and Uses ($M/€M) [1]

Sources

SPAC Cash in Trust[2]	$24.9	€23.6
New Financing Proceeds[2]	5.1	4.8
EnOcean Rollover Equity	23.0	21.7
Founder Sponsor Equity	10.9	10.3
Existing EnOcean Cash	3.5	3.3
Total Sources	**$67.4**	**€63.7**

Uses

EnOcean Rollover Equity	$23.0	€21.7
Founder Sponsor Rollover Equity	10.9	10.3
Cash to Pro Forma Balance Sheet	17.4	16.4
Existing EnOcean Debt Paydown	3.6	3.4
Transaction Fees	12.5	11.8
Total Uses	**$67.4**	**€63.7**

Pro-Forma Illustrative Ownership Breakdown



New Investors, 8.7%
PRBM Founder Shares, 17.1%
Parabellum Stockholders, 38.2%
Existing Investor Rollover, 36.0%

Notes:
1. Management Projections and based on non-binding term sheet included in a press release from PRBM on March 15, 2023. EUR/USD exchange rate of 1.0581 as of March 9, 2023.
2. Assumes no redemptions by public stockholders of Parabellum that will receive cash from the trust account and $5.1 million in the PIPE for a $30 million raise.
3. Should net cash exceed $30M (after giving effect to redemptions of shares of Parabellum and expenses), Holdco may use up to $10M to buy back shares from certain existing shareholders (as determined by Parabellum and EnOcean)
4. Pro forma share count assumes no redemption by public stockholders of Parabellum and includes 6.5M seller rollover shares, ~2.4M Parabellum public shares, ~0.6M PIPE investor shares, ~6M incentive shares for PIPE and PRBM shareholders who enter into non-redemption agreements, and ~3.1M Parabellum founder shares held by Sponsor and other holders. Excludes the impact of 1.4M Seller earnout shares and 0.5M Sponsor earnout warrants vesting 30%, 30%, and 40% at $6.00, $7.50 and $9.00, respectively.
5. $17.4M (€16.4M) net cash assumes EnOcean's net cash of -$0.1M (-€0.1M) as of February 28, 2023.

© EnOcean 2023 | Sustainable IoT

8

Transaction Overview • Up to $30M in new financing through combination of (1) non-redeemed funds in trust and (2) PIPE investment @ $9.20 per share. • Each PRBM shareholder that enters into a non-redemption agreement and PIPE investor will be eligible to purchase 1.84 additional shares for $0.01 per share for each PRBM or PIPE share owned. Up to 6,000,000 shares in the aggregate if the $30 million is raised. • The 6,000,000 share incentive pool for PRBM shareholders that enter into non-redemption agreements and for PIPE investors was established and comprised of shares from existing holders of EnOcean and the sponsor of PRBM. • The effective cost basis for investors who elect to invest in the PIPE at $9.20 is $3.24 per share. •The effective cost basis for PRBM shareholders who enter into non-redemption agreements is approximately $3.55 per share based on PRBM's common stock closing price of $10.08 on March 9, 2023. • EnOcean pre-closing shareholders and equity incentive award holders will receive 1.4M new additional shares and the Sponsors will receive warrants to purchase 0.5M shares in the form of an earnout that is vested 30%, 30% and 40% at $6.00, $7.50, and $9.00 a share, respectively. Notes: 1. Management Projections and based on non-binding term sheet included in a press release from PRBM on March 15, 2023. Proposed Investment Terms(1) 9 © EnOcean 2023 | Sustainable IoT

EnOcean Enables Sustainable IoT for Commercial Smart Spaces 10 + Software Platform for a Complete End-to-End Solution Sensor communication based on open radio standards: EnOcean, Zigbee and Bluetooth Low Energy Ultra-low-power systems design secures batteryless 24/7 operation Energy harvesting generates power from ambient energy: kinetic, solar and thermal © EnOcean 2023 | Sustainable IoT

EnOcean Business Opportunity 11 Mission Differentiation Help companies driving efficiency & productivity gains - while accomplishing sustainability Full-Stack Smart Space Technology Platform Edge Sensors -> Cloud (1) Source: Internet of Things in Smart Commercial Buildings 2022 to 2027, Published Q2 2022 - memoori Sustainability Efficiency Health & Safety Market Opportunity Growth of Commercial Smart Space Enterprise Requirements Driving Growth (2025 TAM of approximately $76B SAM of $39B – office, retail and warehouses) (1) The Market for the Internet of Things in Smart Commercial Buildings Market by Vertical - 2021 to 2027, $Bn(1) Data Centers, Transportation, Res/ Com Mixed-Use, Public Assembly / Venues, Hospitality Office, Retail and Warehouses © EnOcean 2023 | Sustainable IoT

12 Edge-to-Cloud Solutions § Battery-free sensors provide room occupancy and people counting data for applications and the Smart Server (acquired from Renesas) enables heating, cooling and lighting control § Reuse of existing access points eliminates the need to install a dedicated transport infrastructure § Seamless integration enables real-time actionable data acquisition for optimizing energy savings and return on investment Occupancy and people counting enabled by EnOcean sensors WiFi access points Cloud (EnOcean IoT Connector) EnOcean Smart Server (acquired from Renesas) Existing HVAC & lighting control systems 3rd-party cloud providers Undisclosed Partners Customers Partners © EnOcean 2023 | Sustainable IoT

EnOcean: Leader in Self-Powered IoT Solutions

EnOcean
Self-powered IoT

Strong Performance, High Barriers to Competition

Revenue Growth[1]:
FY 21: $21.0M (€17.5M)
FY 22: $23.2M (€21.4M)
FY 23F: ~$32M (€30M)

Order Backlog NTM [3]:
~$14.4M (€13.5M)

Significant IP Portfolio [3]
+40 patents issued

Customers[2][3]
>245

Devices Installed[3]
>20M

Significant Market Opportunity and Existing Tier 1 Customers and Partners

TAM
$76B[4] | 13% $CAGR_{21\text{-}25}$[5]

Sales Pipeline Opportunities
>230 customers

Building Automation

ABB, thermokon (HOME OF SENSOR TECHNOLOGY), TRANE TECHNOLOGIES, Eltako ELECTRONICS, AcuityBrands, CASAMBI, Honeywell

Smart Spaces

aruba (a Hewlett Packard Enterprise company), Prolojik, ITEC JAPAN, delmatic (the lighting management company)

Strong Strategic and Financial Investors

Eltako ELECTRONICS, wellington partners VENTURE CAPITAL, SET Ventures, SIEMENS, emerald Technology Ventures

2022 Acquisition of edge computing solutions business from Renesas

2021 Launched IoT software for Aruba

2016 Entering BLE market

2014 Entering ZigBee market

2012 Launch of electrodynamic harvester (PTM)

Notes:
1. Summary financials are prepared under US GAAP and are unaudited as of the date of this presentation. EnOcean's fiscal year ends on September 30. FY 23 forecast includes forecast contribution from acquisition of edge computing solutions business from Renesas Electronics Corporation on September 30, 2022. Unaudited FY 21 and FY22 revenues do not include any revenue from the acquired assets. FY 23 forecast includes an assumption of EUR/USD exchange rate of 1.0581 as of March 9, 2023. Actual results in FY 23 may be materially different than those included in this presentation.
2. Shipping in volume. Customers describe end-users of products obtained through sales distribution channel
3. As of February 2023
4. TAM is for 2025; Number is approximation only. Source: Internet of Things in Smart Commercial Buildings 2022 to 2027, Published Q2 2022 - memoori
5. Number is approximation only, Sub-segment: Building Infrastructure (Source: Internet of Things in Smart Commercial Buildings 2022 to 2027, Published Q2 2022 – memoori)

© EnOcean 2023 | Sustainable IoT
Source: Company information.

13

EnOcean
Self-powered IoT

EnOcean Provides End-to-End Solutions for Smart-Space Ecosystem (1)

EnOcean % of revenue in FY2022	**Switches**	**Sensors**	**Gateways & Actuators**	**Software & Tools**
	33%	13%	47.5%	6.5%
Components 25.5%	• Energy-harvester ECO 200 enocean zigbee 	• Radio sensor components enocean 	• Transceiver Components enocean zigbee 	
Integrated Modules 25.0%	• PTM series switch modules enocean Bluetooth zigbee 	• Integrated sensor modules Bluetooth zigbee 		
Finished Products 49.5%	• Finished switches enocean Bluetooth zigbee 	• Finished Sensor products enocean Bluetooth 	• Edge Server and Interface products • EnOcean gateways and actuators 	• Central Management System (CMS) • IOT Connector • EoLink 

(1) Combined EnOcean/acquired edge computing solutions product offerings.

© EnOcean 2023 | Sustainable IoT

14

15 • Employees can use the mobile app to find and book available spaces • Cost savings on the required real estate • Reductions in energy bills • Enables compliance with COVID-19 regulations(1) Approach Benefits Commercial traction • EnOcean occupancy, temperature and air quality sensors • Sensor data is transmitted through Deuta’s gateways • Data is managed analyzed through an App by Thing-IT • 8000 sensors deployed for > 2 years • Customer cost to implement EnOcean solution: €1 million + €150k/year software license fee (paid to third-party) • Estimated return on investment:(2) • Office space reduction+energy savings: <1 month • Only energy savings: <1 year Smart Spaces Case Study: German Sportswear Manufacturer (1) Pandemic compliance requirements vary by jurisdiction. (2) Management estimates based on electricity prices of €0.13/kWh. © EnOcean 2023 | Sustainable IoT

Value of Smart Spaces[1]

Significant savings for an exemplary company with 100k employees - while doing the right thing

Desk sharing savings $270M/Yr

Compelling application because of monetary & environmental benefits - space & resource savings.

Productive office savings $13M/Yr

Air quality monitoring reduces employee sick leave and enables pandemic compliance as applicable.[2] Increased employee efficiency further improves ROI.

Energy reduction $2.6M/Yr

40% of global CO_2 emissions are caused by buildings. IoT-based HVAC solutions can beneficially assist with energy saving by providing reasonable ROI compared to replacing the building envelope.

(1) Management projections. Assumes a company with 100,000 employees and 30% of employees not going to the office.
(2) Pandemic compliance requirements vary by jurisdiction.


EnOcean
Self-powered IoT

© EnOcean 2023 | Sustainable IoT
16

17 Competitive Position Complete Solution Individual Components Simple Installation (no wiring, infrastructure, on-going maintenance or other changes required) Complex Installation (wiring, infrastructure, on-going maintenance or other changes required) Focus of use of proceeds from listing and capital raise. © EnOcean 2023 | Sustainable IoT

FY 21A FY 22A FY 23F Summary Financials (Unaudited) 18 Revenue ($m)/(€m) Gross Margin (%) Note: Summary financials are prepared under US GAAP and are unaudited as of the date of this presentation. EnOcean’s fiscal year ends on September 30. FY 23 forecast includes forecast contribution from acquisition of edge computing solutions business from Renesas Electronics Corporation on September 30, 2022. Unaudited FY 21 and FY22 revenues do not include any revenue from the acquired assets. FY 23 forecast includes an assumption of EUR/USD exchange rate of 1.0581 as of March 9, 2023. Actual results in FY 23 may be materially different than those included in this presentation. 53% $21.0 $23.2 $31.7 €17.5 €21.4 €30.0 FY 21A FY 22A FY 23F 47.3% 46.7% © EnOcean 2023 | Sustainable IoT FY23 Updates • Margin outlook improvement resulting from favorable product mix • Inventory correction in first half of FY23 is abating with strengthening bookings into second half of FY23 ◦ Backlog in February 2023 at ~€13.5 million vs ~€10.0 million in December 2022.

EnOcean
Self-powered IoT

Example Customer and Opportunity Pipeline

Type of Customer	Est. # of Sensors / Smart Servers	Est. Average Initial Selling Price	Est. Length of Deployment	Est. Recurring Revenue / Year	Est. Start Period	Source of Customer Lead
Telco	~200,000 sensors	€35 / sensor	2-3 years	€3 / sensor	Q3FY23 / Q4FY23	EnOcean
Telco	~3,000 sensors	€35 / sensor	1-2 years	€3 / sensor	Q3FY23 / Q4FY23	EnOcean
Engine Manufacturer	~15,000 sensors	€35 / sensor	1-2 years	€3 / sensor	Q4FY23 / Q1FY24	Access Point Partner
System Integrator	~10,000 sensors	€35 / sensor	1-2 years	€3 / sensor	Q1FY24 / Q2FY24	Access Point Partner
Telco	~30,000 sensors	€35 / sensor	2-3 years	€3 / sensor	Q1FY24 / Q2FY24	Access Point Partner
Bank	~1,000 smart servers	€500 / smart server	2-3 years	€200 / server	Q1FY24 / Q2FY24	Software Partner
Semicap Equipment(1)	~6,000-7,000 smart servers/year	€700 / smart server	Recurring	€200 / server	Ongoing	Acquisition

Note: Example customer and opportunity pipeline, estimated number of sensors and smart servers, estimated average initial selling prices, estimated recurring revenue per year, estimated length of deployment, and estimated start period are based on management and sales team estimates and information available as of the date of this presentation. Actual number of sensors/smart servers, average selling price, length of deployment, and start period may be materially different those listed above, or such orders may not be secured at all. This list meant to be an example of the types of potential orders EnOcean could secure and is not meant to be comprehensive or complete in terms of customer or opportunity pipeline. Please see the risk factors included in this slide deck that are also applicable to the content of this slide. (1) Semicap equipment customer was an existing customer of the edge computing business of Renesas prior to the acquisition of that business by EnOcean on September 30, 2022.

© EnOcean 2023 | Sustainable IoT

19

Leadership team – 200+ years of technology leadership positions 20 RAOUL WIJGERGANGS CEO GRAHAM MARTIN ENOCEAN ALLIANCE MATTHIAS KASSNER VP PRODUCT OLIVER SCZESNY VP CUSTOMER SUCCESS MARKUS FLORIAN CCO FRANK SCHMIDT VP INNOVATION MICHAEL DENZER DIR. FINANCE & INTERIM CFO EDIN GOLUBOVIC VP R&D © EnOcean 2023 | Sustainable IoT

Global Footprint & Employees 21 USA 21 Germany - HQ 53 Other EU 9 UK 7 Japan 1 * * Consultant Note: Includes personnel transitioned to EnOcean through acquisition of edge computing solutions business from Renesas Electronics Corporation. © EnOcean 2023 | Sustainable IoT

Investment Highlights 22 Proven technology leader in energy harvesting Customers value proposition focused on efficiency and sustainability Adopted by 350+ manufacturing partners and deployed in 1M+ buildings (1) 1 2 3 4 Positive adjusted EBITDA projected in FY24 through increasing SaaS and expanded hardware revenues 5 Focus on highly scalable enterprise sales 6 Experienced leadership team (1) Based on EnOcean’s historical shipments, customers and deployment profiles. https://www.enocean-alliance.org/about-us/membership/our-members/ © EnOcean 2023 | Sustainable IoT

Thank you for your attention. Would you like to learn more? Simply contact us. 23 www.enocean.com www.easyfit-solutions.com info@enocean.com EnOcean GmbH Kolpingring 18a 82041 Oberhaching Germany © EnOcean 2023 | Sustainable IoT

What Sets EnOcean Apart in Enabling Smart Spaces? 24 Complete Edge-to-Cloud Smart Space Solutions Bolt on Solutions to Legacy Building Automation Systems Energy Harvesting Edge Sensors, Actuators Enabling Low Cost Implementation ✓ ✓ ✓ ✓ Seamless Integration with Existing Enterprise Access Point Solutions Built on Industry Standard Open Standards Leveraging over 400 Solutions Providers ✓ (1) 40+ patent families covering energy harvesting IoT devices (2) (1) https://www.enocean-alliance.org/about-us/membership/our-members/ (2) As of September 30, 2022 © EnOcean 2023 | Sustainable IoT

EnOcean Offers Solutions Direct or Bundling with Partners 25 © EnOcean 2023 | Sustainable IoT

Smart Spaces Case Study: T-Systems

EnOcean
Self-powered IoT

Approach	Benefits	Commercial traction
• EnOcean occupancy, temperature and air quality sensors • Sensor data is transmitted via Microsoft Azure, creating a digital twin • Data is correlated with capacity utilization and energy consumption	• Better office experience for employees • A flexible planning tool for facility managers	• T-Systems has a team focused on the Smart Space solutions • ~200k EnOcean devices expected(1)



Heat maps use infrared sensors to display current occupancy status.

Source: https://perpetuum.enocean.com/not-rated/t-systems-the-new-work-megatrend-for-a-good-work-life-balance/?lang=en

(1) Number of employees at Deutsche Telecom as of December 31, 2021. https://report.telekom.com/annual-report-2021/management-report/group-organization/business-activities.html#:~:text=We%20have%20an%20international%20focus,in%20the%202021%20financial%20year.

© EnOcean 2023 | Sustainable IoT

26

27 Growth Vectors Reshaping of Workplace / Work-from-Anywhere Transformation Sustainability Practice Adoption within Enterprises Business Efficiency Improvement 1 2 3 4 Employee Health & Safety Practices Asset Tracking Vertical within Warehousing and Logistics 5 Layering in Software Enabled Services and Applications 6 Organic & Macro-Environment Drivers Inorganic & Accretive M&A Opportunities $76B TAM in 2025(1) (1) Source: Internet of Things in Smart Commercial Buildings 2022 to 2027, Published Q2 2022 - memoori © EnOcean 2023 | Sustainable IoT

EnOcean
Self-powered IoT

Appendix: Data Sources

- **"EnOcean is the world leader in energy harvesting wireless technologies.":** mikroe.com, 22 Oct 2015
- **"a world leader in energy harvesting wireless technology":** Ken Sinclair, automatedbuildings.com, Dec 2018
- **"a pioneer in energy harvesting":** Neil Tyler, newelectronics.co.uk, 1 Jun 2020
- **"Marktführer im Bereich energieautarker Funksysteme " :** Thomas Kuther, elektronikpraxis.vogel.de, 30 Oct 2009
- **"der weltweit führende Entwickler batterieloser Funktechnologie":** BUS Systeme, 2019
- **"Pionier der batterielosen Funktechnologie":** K. Jungk, elektropraktiker.de, 27 Jan 2020
- **"Pionier für die batterielose Funktechnik":** K. Jungk, elektropraktiker.de, 32 Mar 2020
- **"Pionier im Bereich der batterielosen Lösungen für die Gebäudeautomation":** Andreas Stöcklhuber, elektro.net, Jul 2020
- **"Energy Harvesting Pionier Enocean":** developmentscout.com, 4 Aug 2020
- **"EnOcean als Pionier des zukunftsträchtigen Energy Harvesting":** Sven Häwel, homeandsmart.de, 1 Sep 2020
- **"EnOcean ist der Pionier für Energy Harvesting":** Florian Beckmann, smarthomeassistent.de, 4 Oct 2020
- **"Marktführer im Segment Energy Harvesting":** bvkap.de

© EnOcean 2023 | Sustainable IoT

28

Risk Factors All references to “the Company,” “we,” “us” or “our” refer to the business, EnOcean GmbH (together with its subsidiaries), and to “Holdco” refers to EnOcean Holdings B.V. The risks presented below are certain of the general risks related to the business of the Company, Parabellum Acquisition Corp. (“SPAC”), and the proposed transactions between the Company, Holdco and SPAC (the “Proposed Business Combination”), and such list is not exhaustive. The list below has been prepared solely for purposes of the private placement transaction, and solely for potential private placement investors, and not for any other purpose. You should carefully consider these risks and uncertainties, together with the information in the Company’s consolidated financial statements and related notes and should carry out your own diligence and consult with your own financial and legal advisors concerning the risks and suitability of an investment in this offering before making an investment decision. Risks relating to the business of the Company/Holdco will be disclosed in future documents filed or furnished by Holdco, the Company and/or SPAC with the United States Securities and Exchange Commission (the “SEC”), including the documents filed or furnished in connection with the proposed transactions between Holdco, the Company and SPAC. The risks presented in such filings will be consistent with those that would be required for a public company in their SEC filings, including with respect to the business and securities of Holdco, the Company and SPAC and the proposed transactions between Holdcho, the Company and SPAC, and may differ significantly from, and be more extensive than, those presented below. Risks Related to our Business and Industry: • We have a history of generating net losses, and if we are unable to achieve adequate revenue growth while our expenses increase, we may not achieve or maintain profitability in the future. • If we fail to manage our growth effectively or to sustain our revenue growth, we may be unable to execute our business plan, maintain customer satisfaction or adequately address competitive challenges. • Members of the Company’s management have limited experience in operating a public company. The requirements of being a public company may strain our resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from being a public company may be greater than we anticipate. • If we do not attract new customers and increase our customers’ use of our products and services, our business will suffer. • Our limited operating history, especially with the edge computing solutions business acquired from Renesas Electronics Corporation and its integration into our business, makes it difficult to evaluate our current business and future prospects and may increase the risk that we will not be successful. • We generate a significant portion of our revenue from our largest customers, and the loss or decline in revenue from any of these customers could harm our business, results of operations, and financial condition. • If we fail to continue to improve and enhance the functionality, performance, reliability, design and security in a manner that responds to our customers’ evolving needs, our business may be adversely affected. • Our brand is integral to our success. If we fail to effectively maintain, promote, and enhance our brand, our business and competitive advantage may be harmed. • We are dependent on the continued services and performance of our senior management and other key employees, the loss of any of whom could adversely affect our business, operating results, and financial condition. • Our ability to recruit, retain, and develop qualified personnel is critical to our success and growth. • If our technical and maintenance support services are not satisfactory to our customers, they may not buy future products, which could materially and adversely affect our future results of operations and financial condition. • Any future litigation against us could be costly and time-consuming to defend. • Our pricing decisions and pricing models may adversely affect our ability to attract new customers and retain existing customers. 29 © EnOcean 2023 | Sustainable IoT

Risk Factors (continued) Risks Related to our Business and Industry (continued): • If our technical and maintenance support services are not satisfactory to our customers, they may not buy future products, which could materially and adversely affect our future results of operations and financial condition. • Increases in labor and component costs, and supply-chain delays could adversely affect results of operations. • We transmit and store personal information of our customers and consumers. If the security of this information is compromised, our reputation may be harmed, and we may be exposed to liability and loss of business. • We are subject to stringent and changing privacy laws, regulations and standards, and contractual obligations related to data privacy and security. Our actual or perceived failure to comply with such obligations could harm our reputation, subject us to significant fines and liability, or adversely affect our business. • Security breaches, denial of service attacks, or other hacking and phishing attacks on our systems or the systems with which our platform integrates could harm our reputation or subject us to significant liability, and adversely affect our business and financial results. • Interruptions or performance problems associated with our technology may adversely affect our business and operating results. • Defects, errors, or vulnerabilities in our hardware, software or other technology systems and those of third-party technology providers could harm our reputation and brand and adversely impact our business, financial condition, and results of operations. • We may require additional capital, which additional financing may result in restrictions on our operations or substantial dilution to our stockholders, to support the growth of our business, and this capital might not be available on acceptable terms, if at all. • Our business is highly competitive. We may not be able to compete successfully against current and future competitors. • The estimates of market opportunity and forecasts of market growth included in this presentation may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all. Risks Related to the COVID-19 Pandemic: • The ongoing COVID-19 pandemic has adversely impacted and may continue to adversely impact our business, financial condition, and results of operations. • The COVID-19 pandemic has resulted in global supply chain shortages, that we expect to continue in the foreseeable future, which could have a material adverse effect on our business, results of operations, and financial results. 30 © EnOcean 2023 | Sustainable IoT

Risk Factors (continued) Risks Related to our Intellectual Property: • If we fail to adequately protect our intellectual property rights, our competitive position could be impaired and we may lose valuable assets, generate reduced revenue and become subject to costly litigation to protect our rights. • We may be subject to claims by third parties of intellectual property infringement. • We use open-source software in our platform, which could negatively affect our ability to sell our services or subject us to litigation or other actions. • Third-party claims that we are infringing intellectual property, whether successful or not, could subject us to costly and time-consuming litigation or expensive licenses, and our business could be adversely affected. • Our intellectual property applications, including patent applications, may not be approved or granted or may take longer than expected to be approved, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. • In addition to patented technology, we rely on trade secrets, designs, experiences, work flows, data processes, software and know-how. General Risks • Downturns or volatility in general economic conditions could have a material adverse effect on the Company’s business, financial condition, results of operations and liquidity. • Industry consolidation may result in increased competition, which could result in a reduction in revenue. • The Company depends on growth in the end markets that use its products. Any slowdown in the growth of these end markets could adversely affect its financial results. • The Company is dependent on a limited number of distributors and end customers. The loss of, or a significant disruption in the relationships with any of these distributors or end customers, could significantly reduce the Company’s revenue and adversely impact the Company’s operating result. A significant portion of the Company’s chip supplies are generated through customers in Taiwan which subjects the Company to risks associated with supplier interest and governmental or regulatory changes as well as geopolitical developments, particularly related to Taiwan and China. • If the Company fails to accurately anticipate and respond to rapid technological change in the industries in which the Company operates, the Company’s ability to attract and retain customers could be impaired and its competitive position could be harmed. • The Company's competitive position could be adversely affected if it is unable to meet customers’ or device manufacturers’ quality requirements. • If the Company is unable to expand or further diversify its customer base, its business, financial condition, and results of operations could suffer. • If the Company’s products do not conform to, or are not compatible with, existing or emerging industry standards, demand for its products may decrease, which in turn would harm the Company’s business and operating results. • The Company is subject to risks and uncertainties associated with international operations, which may harm its business. • The Company's company culture has contributed to its success and if the Company cannot maintain this culture as it grows, its business could be harmed. 31 © EnOcean 2023 | Sustainable IoT

Risk Factors (continued) General Risks (continued) • The Company may not be able to effectively manage its growth and may need to incur significant expenditures to address the additional operational and control requirements of its growth, either of which could harm the Company’s business and operating results. • Shifts in the Company’s product mix or customer mix may result in declines in gross margin. • The Company may from time-to-time desire to exit certain programs or businesses, or to restructure its operations, but may not be successful in doing so. • The Company may pursue mergers, acquisitions, investments and joint ventures, which could divert its management’s attention or otherwise disrupt its operations and adversely affect its results of operations. • The Company may not be able to convert its pipeline or orders in backlog into revenue. • The Company may not manage its growth effectively. • Our forecasts and projections are based on assumptions, analyses and internal estimates developed by our management. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, our actual operating results may differ materially from those forecasted or projected. • The market adoption of our product is evolving and may develop more slowly or differently than we expect. Our future success depends on the growth and expansion of these markets and our ability to adapt and respond effectively to evolving markets. • Interruption or failure of our information technology and communication systems could impact our ability to effectively provide our products and services. • We are subject to cybersecurity risks to operational systems, security systems, infrastructure, integrated software in our products and customer data processed by us or third-party vendors or suppliers and any material failure, weakness, interruption, cyber event, incident or breach of security could hinder the effective operation of our business. Stock and Capitalization Risks • The Company has a history of losses and may incur significant expenses and continuing losses for the foreseeable future. • The market price of the combined company’s common stock may be highly volatile. • The Company’s operating results may have significant period-to-period fluctuations, which would make it difficult to predict our future performance. • Raising additional funds by issuing securities may cause dilution to existing stockholders or restrict the combined company’s operations. • The combined company does not intend to pay cash dividends. Consequently, any gains from an investment in its securities will likely depend on whether the price of the common stock increases. • The combined company’s executive officers and directors will own a significant percentage of the common stock and could exert significant influence over matters requiring stockholder approval, including takeover attempts. • Failure to meet the maintenance criteria of the stock exchange may result in the delisting of the combined company’s common stock, which could result in lower trading volumes, liquidity and prices of the common stock and make it more difficult for the combined company to raise capital. • If industry or financial analysts do not publish research or reports about the combined company’s business, or if they issue inaccurate or unfavorable research regarding the common stock, the share price and trading volume could decline. 32 © EnOcean 2023 | Sustainable IoT

Risk Factors (continued) Risks Related to the Business Combination • The Proposed Business Combination may disrupt current plans and operations of the Company. • If the Proposed Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of SPAC’s securities or, following the consummation of the Proposed Business Combination, the combined company’s securities, may decline. • The valuation ascribed to the combined company may not be indicative of the price that will prevail in the trading market following the Proposed Business Combination. If an active market for the combined company’s securities develops and continues, the trading price of the combined company’s securities following the Proposed Business Combination could be volatile and subject to wide fluctuations in response to various factors, which could contribute to the loss of all or part of your investment. • The combined company may be required to take write-downs or write-offs, or be subject to restructuring, impairment or other charges that could have a significant negative effect on the combined company’s financial condition, results of operations and the price of our common stock, which could cause you to lose some or all of your investment. • Both (a) SPAC and (b) the Company and Holdco will incur significant transaction costs in connection with the Proposed Business Combination. • SPAC, Holdco and the Company may not successfully or timely consummate the Proposed Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Business Combination or that the approval of the stockholders of SPAC is not obtained. • The consummation of the Proposed Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived, the Proposed Business Combination agreement may be terminated in accordance with its terms and the Proposed Business Combination may not be completed. • There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the stockholder in a better future economic position. • Legal proceedings in connection with the Proposed Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the Proposed Business Combination. • Following the consummation of the Proposed Business Combination, the combined company will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations. • Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect the Company’s or the combined company’s business, including the ability of the parties to consummate the Proposed Business Combination, and results of operations of the Company or the combined company. • The ability to successfully effect the Proposed Business Combination and the combined company’s ability to successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel of the Company, all of whom we expect to stay with the combined company following the Proposed Business Combination. The loss of such key personnel could negatively impact the operations and financial results of the combined business. • Engaging in a cross-border business combination increases uncertainty on the ability to successfully close the deal as a cross-border transaction and it is significantly more complicated, time-consuming and expensive, and the parties may not be able to negotiate a transaction that is acceptable to SPAC’s stockholders or obtain all necessary approvals. 33 © EnOcean 2023 | Sustainable IoT

Risk Factors (continued) Risks Related to the Business Combination (continued) • The laws governing non-U.S. entities may be different to the laws governing entities formed in the U.S. Material differences may include differences with respect to, among other things, distributions, dividends, repurchases and redemptions, the election of directors, the removal of directors, the fiduciary and statutory duties of directors, conflicts of interests of directors, the indemnification of directors and officers, limitations on director liability, notice provisions for meetings, the exercise of voting rights, certain stockholder actions and uncertainty regarding tax policies of the jurisdiction of the combined company. • SPAC’s ability to complete an initial business combination may be adversely affected by downturns in the financial markets or in economic conditions, increases in oil prices, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, the ongoing effects of the COVID-19 pandemic, including resurgences and the emergence of new variants, and geopolitical instability, such as the military conflict in the Ukraine. • A new 1% U.S. federal excise tax could be imposed in connection with redemptions. 34 © EnOcean 2023 | Sustainable IoT